EX-FILING FEES

Calculation of Filing Fee Tables

S-1
(Form Type)

Trailblazer Merger Corporation I
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Previously paid.	Equity	Units, each consisting of one share of Class A common stock, one Class 1 redeemable warrant and one Class 2 redeemable warrant and one right	Other	7,762,500	$10.00	$77,625,000.00	$92.70 per million	$7,195.84
	Equity	Shares of Class A common stock included as part of the units	Other	7,762,500	___	___	___	___
	Other	Redeemable Warrants included as part of units	457(g)	15,525,000	______	___	______	______
Fees to Be Paid.	Other	Shares of Class A common stock issuable upon exercise of Redeemable Warrants included as part of the units	457(g)	15,525,000	$11.50	$178,537,500	$92.70 per million	16,550.43
	Other	Rights included as part of units	457(g)	7,762,500	___	___	___	___
	Equity	Shares of Class A common stock underlying the Rights included as part of the Units	Other	388,125	$10.00	$3,881,250.00	$92.70 per million	$359.79
	Equity	New units, each consisting of one Class A ordinary share and one Class 2 redeemable warrant	457(g)	15,525,000	___	___	___	___
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts				$260,043,750
	Total Fees Previously Paid				$7,555.63
	Total Fee Offsets
	Net Fee Due

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

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